77Q3

Certification pursuant to Item 77Q3 of Form N-SAR


I, Charles Park, as the Chief Compliance Officer for BlackRock-advised Funds (the "Funds"), hereby certify that the Funds and BlackRock Advisors, LLC have implemented procedures reasonably designed to achieve compliance with the terms and conditions of the exemptive order issued by the Securities and Exchange Commission that permits the Funds to participate in an interfund lending facility.(1) Specifically, procedures have been designed to achieve the following objectives:

(a)	that the InterFund Loan Rate will be higher than the Repo
Rate, but lower than the Bank Loan Rate;

(b)	compliance with the collateral requirements as set forth
in the Application;

(c)	compliance with the percentage limitation on interfund
borrowing and lending;

(d)	allocation of interfund borrowing and lending demand in an
equitable manner and in accordance with procedures established by the Board of the Fund; and

(e)	that the InterFund Loan Rate does not exceed the interest
rate on any third-party borrowings of a borrowing Fund at the time of the InterFund Loan.



/s/ Charles Park
Charles Park
Chief Compliance Officer
BlackRock-advised Funds

Date:  August 23, 2017